[Exhibit 99.1 - Letter to Shareholders]

                              [Premier Letterhead]


                                  March 9, 2007


                             LETTER TO SHAREHOLDERS

Dear Shareholder:

It is with the deepest of regrets and melancholy that I must pen this first and only letter to our shareholders and relay the news that no investor, including myself, ever wishes to hear or imagines hearing for that part. Despite the immense amount of support and personal sacrifice made by Premier's employees, officers and directors - barring divine intervention - Premier can no longer continue as a going concern.

Premier's Board of Directors met yesterday afternoon and voted unanimously to terminate all remaining operating activities and begin preparing Premier for the worst: involuntary bankruptcy proceedings and delisting. There are only 22 days remaining until our Annual Report to Shareholders is due to be filed on Form 10-KSB with the Securities and Exchange Commission (SEC). This process generally takes a minimum of six weeks to complete from start to finish. As of the date of this correspondence Premier has not commenced the audit process and continues to owe its auditing firm approximately $10,000 from last year's audit and accounting work.

Since allegedly settling its outstanding litigation with Mr. Adam Barnett on December 12, 2006 Premier has survived with zero assets, zero revenue, excessive and growing liabilities, and no external sources of funding other than myself. Regardless of the outcome of these renewed matters with Mr. Barnett, which are discussed later in this correspondence, it is only a matter of time until the SEC will declare Premier in non-compliance and the National Association of Securities Dealers (NASD) will delist Premier's common stock from the OTC Bulletin Board system. Maybe Premier's stock will continue trading on the NQB Pink Sheets, but maybe it won't. This is unfortunately a very real fact of life.

Even though I did not assume my current officer and director positions until August 2005, I along with my consulting firm, Stag Financial Group, Inc., were instrumental in obtaining Premier's initial stock listing and maintaining its ongoing reporting status with the SEC. Never once in all this time has Premier failed to file a required report with the SEC and never once has it received the dreaded "E" on the end of its symbol. All of us at Premier take great pride in this fact.

Since its inception on March 29, 2001 the maintenance of Premier and its ongoing operations have all been performed on a volunteer basis. This includes all of Premier's original cofounders, prior and current officers and directors, including myself and my firm Stag Financial Group, Inc. Not one of these people have been paid a single penny from Premier or sold a single share of stock for personal gain. In fact, each has invested substantial personal resources into Premier, directly, indirectly and through open market purchases of its stock.
No one was greedy and looking for the quick profit.

I say this only because it is important to those who have toiled countless, thankless hours burning the midnight oil on Premier's behalf for the real owners of Premier, the stockholders, to understand the personal sacrifices that have been made by each and everyone involved for the betterment of Premier. No one, in its six years of history, has ever drawn a salary and each has returned their shares of stock upon resignation; all this while investing uncountable time,


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Letter to Shareholders
March 9, 2007
Page 2

personal cash, and absorbing Premier's expenses out of pocket without asking for a dime in reimbursement. Premier always came first. To these individuals I take my hat off and hope, someday, we may have a chance to work together and try to bring the dream back to life. More so, I hope that as stockholders you may someday have other investments where the officers and directors put everything at risk alongside you. Your chances of investment success are immeasurably better in such a situation.

This brings me to the pressing problem of potentially becoming a non-reporting, NQB Pink Sheet issuer. We at Premier have discussed this to great lengths and each and every decision maker has a very strong and analogous opinion: the vast majority, if not all, of non-reporting NQB Pink Sheet companies are scams and anyone involved in the operations of these companies are despicable bottom feeders. The transparency offered by the reporting efforts undertaken at Premier, and a handful of other publicly listed microcap companies like Premier, is without exception the only way to run a publicly traded company. Therefore, and with absolute resolve, none of us will ever be involved on any level in an operating non-reporting, NQB Pink Sheet company.

What does this mean for Premier and its future? Most likely Premier will take one or more substantial charge(s) against earnings this month related to continued litigation and new threatened litigation, be forced into involuntary bankruptcy, undertake a recapitalization of the company upon exit from bankruptcy, and, depending on whether or not it qualifies, trade as a non-operating, non-reporting, NQB Pink Sheet shell company. Premier is presently heavily indebted and insolvent. Despite settling its litigation with Mr. Adam Barnett and transferring all of Premier's assets to him in December 2006 it appears he is back attempting to get something from nothing; his level of greed is proving immeasurable. Premier's officers and directors, myself included, are also now personally insolvent and facing potential personal bankruptcy. My firm, Stag Financial Group, Inc., has always been able to provide Premier with a financial crutch in times of need. It is no longer able to do so and is now insolvent itself and in the process of winding up its business and dissolving itself.

These are the dismal facts that we must all face and the reason for the choices presently being made by Premier's officers and directors. In the likely event Premier does become a non-operating, non-reporting, NQB Pink Sheet shell company we will attempt to either sell it for cash or merge it with a viable entity. No guarantees can be made any of this will ever happen. The only guarantee is we will not attempt to operate any business or concept within such a shell company. If it is sold for cash then those proceeds will be used to reduce Premier's substantial outstanding legal bills associated with the various litigation matters surrounding Mr. Barnett.

The Downfall of a Good Business

When I assumed my present positions with Premier in August 2005 from Andrew L. Jones, Esq. it was a decent business with solid future prospects. Mr. Jones, who had also been serving as Premier's general legal counsel, left on the premise of opening a new law firm in Dallas, Texas. Little did we know at the time that his actions would be the catalyst for the demise of Premier. Shortly after forming his own law firm, Tipton Jones, LLC, Mr. Jones quit representing Premier and took Mr. Barnett as a client, whom quickly became one of Mr. Jones's biggest clients.

Premier's primary problem at the time of Mr. Jones's departure was cash flow issues at the corporate level. There were significant monies owed to Premier by Mr. Barnett which would have nullified these cash flow shortfalls. Ironically, Mr. Barnett continued to refuse to pay his debts to Premier even after he illegally reaped huge profits through a massive dumping of Premier's stock in May 2005. Mr. Barnett's transgressions, which he has openly confessed to me and others, required Premier to undertake a massive recapitalization in June 2005. No longer could Premier seek outside equity investors.


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Letter to Shareholders
March 9, 2007
Page 3


During this time, however, operations at the Players Grille, Inc. unit were fine. In fact, cash flows were improving at the Players Grille and plans were being developed to open six new units throughout Florida. Blueprints were drawn up for new and exciting stand alone units and real estate financing was nearly secured. It was starting to appear fiscal 2006 was going to be a stellar year for Premier. In fact, the future was looking so bright I personally bought up a substantial number of shares at prices up to $4.00 per share during this time in the open market and opened my personal checkbook to cover all of Premier's cash flow shortfalls.

Not everyone shared Premier's enthusiasm for expanding the Players Grille concept. On October 20, 2005, Mr. Barnett demanded via an e-mail that we hand over control of Premier to himself and his "team". In this and other e-mails he indicated he wanted to turn it into something "sexy" involving "oil & gas". Ironically, as of April 2005 Mr. Barnett and his team controlled nearly 40% of Premier's issued and outstanding equities. Less than two months later they retained only a scintilla of equity holdings with no real voting power and no ties to Premier other than owing it a several hundred thousand dollars in delinquent promissory notes.

Naturally, Premier and its officers and directors determined such an unusual request was not in Premier's stockholders' best interests and declined his request, especially considering his persistent failure to adhere to the terms of every contract he had previously signed with Premier, much less any "handshake" deals. Immediately his request to take control became a demand and he started threatening us with litigation and, amongst other things, innuendos of bodily harm. It was our belief, based on compiling evidence through his actions, that his intentions all along were to use Premier as a shell company to potentially perpetrate an illegal securities fraud scam; he had made far too much money manipulating Premier's stock to over $3 a share in 2004 to walk away. Sadly, we were correct in our suspicions and he followed through with his threat of litigation by retaining Mr. Jones and filing suit in Dallas, Texas.

In addition to the litigation Mr. Barnett launched against Premier with Mr. Jones, Premier had already been involved in numerous ongoing legal matters as a result of Mr. Barnett's reckless and cavalier ways. Although in each instance Mr. Barnett promised to take care of Premier and everyone involved, his promises never materialized into reimbursement checks, only excuses, and, ultimately, it was my personal checkbook and siphoning cash flow from Players Grille, Inc. that really needed to remain within the subsidiary that was used to pay these mounting legal fees.

Several months later with the legal bills continuing to mount in these various legal actions things turned ugly. No longer able to write the checks necessary to continue defending Premier I lost my house, my automobile, and tapped into lines of credit that have since become exhausted. Ultimately it all came to an end last year when Premier's various law firms discontinued representing Premier for the universal reason of non-payment.

The U.S. legal system is not exactly fair. If a company does not have proper legal counsel then they cannot defend themselves. Without being able to mount a defense any plaintiff in any action can make any claim and the judge will most likely award that a claim. Unable to defend Premier we were forced into settlement discussions with Mr. Barnett. Otherwise he would have sought and prevailed in obtaining a quick and easy Default Judgment thereby forcing Premier into involuntary bankruptcy last year.

On December 12, 2006 we executed a Confidential Settlement Agreement and Release with Mr. Barnett. He subsequently took control of Players Grille, Inc. and started taking cash out of the operations effective December 10, 2006. Unfortunately, for our former employees and venders, Mr. Barnett lost control of Players Grille within a week or two of acquiring it from Premier. We do not know why he fought so hard just to let it go other than ego or personal vendetta, but Mr. Barnett has continuously demonstrated an inability to run any type of actual business enterprise. To my knowledge he has never successfully run any operating business venture.


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Letter to Shareholders
March 9, 2007
Page 4


After giving away all of Premier's assets to Mr. Barnett in an effort to save the parent company and, hopefully, salvage everyone's investment by getting involved with a new operating business, Mr. Jones failed to file to dismiss the litigation against Premier as agreed upon and stipulated by the settlement agreement. It became clear to us recently that he had no intention to do so and was telling unaffiliated third-parties that a settlement was only discussed but never reached; a conclusion not even a child could comprehend since Premier no longer had any assets, but somehow had significant assets and an operating restaurant prior to settling with Mr. Barnett.

Now, having newfound intimate knowledge relating to Premier's and its officers personal financial condition, Mr. Barnett and Mr. Jones consciously decided to ignore the settlement agreement and are once again seeking their original Default Judgment. The judge in the matter has reinforced that he will grant it unless we retain new legal counsel this week and appear in his courtroom on Monday, March 12, 2007. The prospective investors we have been in discussions with are no longer interested in funding a company with these persistent and frivolous legal claims against it. They are nothing but a costly distraction that generates no return on investment. Therefore, and with great remorse, I must admit this matter will almost assuredly result in Mr. Barnett obtaining an unjust Default Judgment. Without adequate funding there is nothing we can do to prevent this.

This litigation is extremely frivolous and was launched for one reason: to gain control of Premier and use it for a prospective securities fraud scam. The basis of this litigation is Mr. Barnett suffered "damages" related to "verbal agreements". Ironically, Premier has real and enforceable counterclaims against Mr. Barnett in excess of several million dollars in actual written agreements, verbal agreements, and securities violations that have cost Premier millions in earnings write-downs. None of these counterclaims can be pursued for Premier's lack of having court approved legal counsel to put forth Premier's arguments.

Despite having these counterclaims and real damages as a result of its relationship with Mr. Barnett, originally it was our full intention to let Mr. Barnett move on without any type of harassment or legal action against him. To do so would yield nothing but an uncollectible court judgment while doing nothing but distracting Premier's officers and costing monies that would be better used building new restaurants. Simply stated, we put business growth before unproductive vendettas. This is despite the fact since becoming involved with Mr. Barnett in late November 2003 his actions have resulted in three informal SEC investigations, seven separate lawsuits, and one disastrous acquisition orchestrated by him. Amazingly enough there were no such problems prior to his involvement and there have been no such problems since his two year involvement.

Because the legal system is biased towards attorneys and will not allow us to put forth our defensive arguments and file counterclaims to recover the real damages relating to Premier's relationship with Mr. Barnett, we are forced to idly watch while the business we put our hearts and souls into is dismembered. The final result: Mr. Barnett will win the battle, but at the end of the day there are no spoils to rejoice over. Premier will be the fifth and final defendant named in the litigation and forced into insolvency by Mr. Barnett's frivolous claims promoted by Mr. Jones. The real world cost of his actions: millions of dollars and dozens of jobs have been lost to Mr. Barnett's insatiable greed.


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Letter to Shareholders
March 9, 2007
Page 5


I wholeheartedly apologize to our former employees and stockholders that nothing
more can be done at this juncture.   Our collective dream for Premier is rapidly
becoming nothing more than scorched earth. Maybe, just maybe, someday the powers that be will bring justice will to the parties responsible for this unjustifiable raping and pillaging of Premier.

                                        Very truly yours,


                                        /s/ J. Scott Sitra
                                        J. Scott Sitra
                                        President and Chief Executive Officer



                                      * * *

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Premier Development & Investment, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the restaurant industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and prospective dealings and joint venture projects. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Premier. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws. For a description of additional risks and uncertainties, please refer to Premier's filings with the Securities and Exchange Commission.

                                      * * *